Exhibit 99.1

PRESS RELEASE                                       Source: Syscan Imaging, Inc.

SYSCAN IMAGING, INC. ANNOUNCES ADDITION TO ITS HDTV TECHNOLOGY ADVISORY BOARD AND CHANGE OF NON EXECUTIVE DIRECTOR

SAN JOSE, CA--June 7, 2006 -- Syscan Imaging, Inc. (OTC BB:SYII.OB - News) the world leader in USB powered portable image scanners and developer of HDTV (High Definition TV) technology solutions, through its Sysview Technology group announces the appointment of Dr. Yoichi Yamamoto to its HDTV Technology Advisory Board. The Advisory Board's charter is to provide highly qualified oversight and input into the efficient advancement of HDTV technologies currently under development while steering the Company towards future advanced display technologies and relationships.

Dr. Yamamoto brings his Ph.D. in System Design Technology and extensive knowledge in color management and other key disciplines related to image display to the Sysview Technology group's HDTV Technology Advisory Board. Dr. Yamamoto is a published academic who also brings years of practical engineering and business experience to the Sysview Advisory Board. Dr. Yamamoto is currently the Vice Chairman of Color Imaging Science, a company which specializes in color related HDTV display technology, which he founded, prior to that he was a senior executive with Sharp Co. in various capacities that include digital image processing for LCD panels and printing device development and manufacturing.

Additionally, Syscan announces that for professional reasons, Peter Mor will be stepping down from the board of directors as a non-executive director. Mr. Mor has acted in the capacity of non-executive director of Syscan Imaging since going public in April 2004. Syscan would like to thank Mr. Mor for his more than 2 years of service as a director of the Company.

Mr. Ching Man Chan has been nominated by the Company's board of directors to become a non-executive director of the Company upon the receipt of the necessary stockholder approval at the Company's annual meeting to be held on June 23, 2006. Mr. Chan is currently the Executive Director, Chief Financial Officer, Qualified Accountant and Secretary of Syscan Technology Holdings Limited (STH), a publicly-traded company listed on The Growth Enterprise Market in Hong Kong. STH is also one of the Company's significant vendors. In addition, Mr. Chan also represents SIL, a majority shareholder in Syscan Imaging, Inc. Mr. Chan graduated from the University of South Australia with a bachelor's degree in Accountancy. He is also a CPA member of the Hong Kong Institute of Certified Public Accountants and a member of CPA Australia.

About Syscan Imaging, Inc.

Syscan Imaging, Inc. designs and manufactures imaging technology solutions for a worldwide customer base. The company currently manufactures and delivers 21-plus, proprietary mobile image-scanning products, which has allowed it to become the largest OEM private label manufacturer of USB driven mobile scanning systems in the world. Syscan Imaging's intellectual property portfolio in the imaging area consists of 19 patents with an additional 5 patents pending.

Recognizing the potential to leverage its years of imaging technology experience and manufacturing efficiencies, Syscan began developing new technologies targeting the HDTV display market under Sysview Technologies, Inc. These products are in various stages of development and are expected to begin reaching the marketplace in Q 1 2007. The products are designed to significantly enhance picture quality, decrease power consumption, and greatly reduce the manufacturing costs associated with High Definition televisions.

All trademarks and copyrights contained herein are the property of their respective holders.

Note on Forward-Looking Statements:

Statements contained in this press release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based largely on current expectations and are subject to a number of known and unknown risks, uncertainties and other factors beyond our control that could cause actual events and results to differ materially from these statements. These statements are not guarantees of future performance, and readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Syscan undertakes no obligation to update publicly any forward-looking statements.

CONTACT:
     Company Contact:
     Syscan Imaging, Inc.
     David P. Clark
     (408) 213-3701